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               SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
             EXHIBIT 21.1 - SUBSIDIARIES OF SILICON VALLEY BANCSHARES


Silicon Valley Bancshares owns 100.0% of the outstanding voting securities of the following corporations, both of which are included in Silicon Valley Bancshares' consolidated financial statements:

                 Name                        Jurisdiction of Incorporation
     ------------------------------          -------------------------------
     Silicon Valley Bank                               California
     SVB Leasing Company (inactive)                    California